UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, Aptevo Therapeutics Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the quarter ended March 31, 2025, the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”), which requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on Nasdaq. During the quarterly period ended June 30, 2025, the Company raised gross proceeds of approximately $15.9 million of additional equity capital and, as a result, believes it has stockholders’ equity of at least $2.5 million and is in compliance with the Rule.

Specifically, (i) on April 4, 2025, the Company completed a registered direct offering of the Company’s common stock and a concurrent private placement of warrants and received gross proceeds of approximately $2.1 million; (ii) on April 22, 2025, the Company completed a registered direct offering of the Company’s common stock and received gross proceeds of approximately $2.0 million; (iii) on June 20, 2025, the Company completed a registered direct offering of the Company’s common stock (or pre-funded warrants in lieu thereof) and warrants and received gross proceeds of approximately $8.0 million; and (iv) pursuant to that certain At The Market Offering Agreement entered into with Roth Capital Partners on April 28, 2025, the Company sold shares of the Company’s common stock for aggregate gross proceeds of approximately $3.8 million.

As a result of these equity offerings, the Company believes, as of the date of this filing, it has stockholders’ equity of at least $2.5 million. The Company awaits formal confirmation from Nasdaq that it has evidenced compliance with the Rule, and will provide an update to the market upon receipt of a compliance determination from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	June 30, 2025	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer